SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Global Governmental Income Trust --
           Class A Shares
Fiscal period ending: 10/31/97
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $985      $1,259       $2,410

T   =  Average Annual
       Total Return              -1.51%     4.71%        9.19%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $2,038,288

Expenses                         $379,630

Reimbursement                    $0

Average shares                   22,899,115

NAV                              $13.94

Sales Charge                     4.75%

POP                              $14.64

Yield at POP                     6.01%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Global Governmental Income Trust --
           Class B Shares
Fiscal period ending: 10/31/97
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years   10 Years*

P   =  Initial Investment        $1,000    $1,000    $1,000

ERV =  Ending Redeemable Value   $978      $1,256    $2,334

T   =  Average Annual
       Total Return               -2.19%     4.67%    8.84%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $264,276

Expenses                         $74,626

Reimbursement                    $0

Average shares                   2,977,097

NAV                              $13.90

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                     5.56%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:     Putnam Global Governmental Income Trust --
               Class M Shares
Fiscal period ending:
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $998      $1,261       $2,372

T   =  Average Annual
       Total Return              -0.23%     4.74%       9.02%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $16,017

Expenses                         $3,514

Reimbursement                    $0

Average shares                   180,675

NAV                              $13.89

Sales Charge                     3.25%

POP                              $14.36

Yield at POP                     5.85%